EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of Rodobo International, Inc., of our report dated December 21, 2010 relating to the consolidated financial statements which appear in such Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Friedman LLP

Marlton, New Jersey

January 26, 2011